Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEER
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
July 23, 2008
Quest Energy Partners, L.P.
210 Park Avenue
Suite 2750
Oklahoma City, Oklahoma 73102
Ladies and Gentlemen:
     We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2005 on Certain Properties owned by PetroEdge Resources, LLC SEC Case,” “Appraisal Report as of December 31, 2006 on Certain Properties owned by PetroEdge Resources, LLC SEC Case,” “Appraisal Report as of December 31, 2007 on Certain Properties owned by PetroEdge Resources, LLC SEC Case,” and Appraisal Report as of May 1, 2008 on Certain Properties owned by PetroEdge Resources, LLC SEC Case” in the Registration Statement on Form S-1 of Quest Energy Partners, L.P. under the Securities Act of 1933, as amended.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton